Exhibit 99.1

                Avatar Holdings Reports Third Quarter Results

    CORAL GABLES, Fla., Nov. 12 /PRNewswire-FirstCall/ -- Avatar Holdings Inc. (Nasdaq: AVTR) today reported net income of $9,034,000 on revenues of $57,994,000 for the three months ended September 30, 2003, compared to a net loss of $391,000 on revenues of $46,950,000 for the three months ended September 30, 2002.
    For the nine months ended September 30, 2003, Avatar reported net income of $10,779,000 on revenues of $166,220,000, compared to a net loss of $1,376,000 on revenues of $130,460,000 for the same period in 2002.
    Results for the three months and nine months ended September 30, 2003 reflect tax benefits of $9,345,000 and $8,349,000, respectively, which include a tax benefit of $8,639,000 as the result of the elimination of certain income tax reserves.
    Pre-tax results from continuing operations were a loss of $311,000 for the three months and income of $2,430,000 for the nine months ended September 30, 2003. Results for the three months and nine months ended September 30, 2003 include expenses of $1,717,000 and $4,490,000, respectively, attributable to start-up costs at Avatar's developments of Bellalago, adjacent to the Poinciana community in Central Florida, Cory Lake Isles, Tampa, Florida, and Ocean Palms, a 38-story oceanfront condominium in Hollywood, Florida.

                  PRIMARY AND ACTIVE ADULT HOMEBUILDING DATA
                        Nine Months Ended September 30


    Closings                           2003            2002          2001
      Number of Units                   790             685           521
      Aggregate Dollar Volume  $147,917,000    $114,268,000   $84,396,000
      Average Price Per Unit       $187,000        $167,000      $162,000

    Contracts Signed, net of
     cancellations
      Number of Units                 1,418             903           715
      Aggregate Dollar Volume  $277,401,000    $163,551,000  $113,972,000
      Average Price Per Unit       $196,000        $181,000      $159,000

    Backlog
      Number of Units                 1,441             756           587
      Aggregate Dollar Volume  $295,870,000    $157,013,000  $101,076,000
      Average Price Per Unit       $205,000        $208,000      $172,000

    At Solivita, Avatar's Central Florida active adult community, for the nine months ended September 30, 2003, 408 units were sold, totaling $83,623,000, compared to 357 units, totaling $60,740,000, for the nine months ended September 30, 2002.
    During the third quarter, Avatar acquired 908 acres of land in Polk County, Florida, to be utilized primarily for future expansion of Solivita. Avatar recently exercised its option to acquire land in Osceola County, Florida, and closed on part of the land for which it paid $7,311,000 of the total purchase price. Avatar anticipates utilizing these properties for the overall future development of the Poinciana community.
    At Harbor Islands, the backlog at September 30, 2003 was 33 units totaling $48,659,000, Of the remaining 67 single-family homesites which Avatar is developing, 44 have been sold. It is anticipated that closings of all units at Harbor Islands will be completed by mid-2005.
    At Bellalago, backlog at September 30, 2003, was 278 units totaling $60,303,000. Closings commenced in October, 2003.
    At Cory Lake Isles, facilities were recently opened, resulting in sales of 20 units totaling $3,787,000.
    As of September 30, 2003, sales by the joint venture for Ocean Palms, totaled 168 of the 240 units in the proposed development.
    During the third quarter of 2003, Avatar entered into a six-month $30,000,000 revolving credit facility, secured by certain real property. The lender under the facility, as lead arranger, is syndicating a three-year $100,000,000 revolving credit facility and has committed to fund up to $40,000,000 of the facility. The three-year facility, which may be renewable, will be secured by certain real property, including the property securing the existing six-month facility. The proceeds of the facility may be used for general corporate purposes, financing of potential land acquisition, site development and/or construction expenditures.
    On October 24, 2003, Avatar called for redemption on November 25, 2003, all outstanding 7% Convertible Subordinated Notes due April 1, 2005. The Notes may be converted at the option of the holders at any time prior to the close of business (5:00 p.m. EST) on November 21, 2003. No interest for the period from October 1, 2003 to the date of conversion will be paid with respect to any Notes that are surrendered for conversion.
    On November 7, 2003, Avatar closed on the sale to Wal-Mart Stores, East, L.P. of an approximate 26-acre site in Poinciana, for a sales price of $4,855,000. Construction of a 200,000 plus square foot super store is expected to commence in the near future in anticipation of opening by late third quarter 2004.
    Avatar Holdings Inc. is primarily engaged in real estate operations in Florida and Arizona. Its principal real estate operations are conducted at Poinciana, Solivita and Bellalago in central Florida near Orlando, Harbor Islands on Florida's east coast and at Rio Rico, south of Tucson, Arizona. Avatar's common shares trade on The Nasdaq Stock Market under the symbol AVTR. The 7% Notes trade on The Nasdaq SmallCap Market under the symbol AVTRG.
    Certain statements discussed herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, among others: the successful implementation of Avatar's business strategy; shifts in demographic trends affecting demand for active adult communities and other real estate development; the level of immigration and in-migration to regional market areas; international (in particular Latin America), national and local economic conditions and events, including employment levels, interest rates, consumer confidence, the availability of mortgage financing and demand for new and existing housing; access to future financing; geopolitical risks; competition; changes in, or the failure or inability to comply with, government regulations; and other factors as are described in Item 7 (Management's Discussion and Analysis of Financial Condition and Results of Operations) of Avatar's Form 10-K.

         SELECTED FINANCIAL DATA FOR THE NINE MONTHS AND THREE MONTHS
                      ENDED SEPTEMBER 30, 2003 AND 2002

           (Unaudited - Dollars in thousands except per share data)
                                Nine Months                Three Months
                             2003         2002           2003        2002

    Revenues              $166,220     $130,460      $57,994      $46,950

    Income (loss) from
     continuing operations
     before income taxes    $2,430     ($1,246)       ($311)          $36
    Income tax (benefit)
     expense              ($8,349)       ($480)     ($9,345)          $14
    Income (loss) from
     continuing
     operations            $10,779       ($766)       $9,034          $22
    Loss from discontinued
     operations                $--       ($610)          $--       ($413)
    Net income (loss)      $10,779     ($1,376)       $9,034       ($391)

    Basic EPS:

    Income (loss) from
     continuing operations   $1.26      ($0.09)        $1.05          $--
    Loss from discontinued
     operations                $--      ($0.07)          $--      ($0.05)
    Net income (loss)
                             $1.26      ($0.16)        $1.05      ($0.05)
    Diluted EPS:

    Income (loss) from
     continuing
     operations              $1.25      ($0.09)        $1.03          $--
    Loss from discontinued
     operations                $--      ($0.07)          $--      ($0.05)
    Net income (loss)        $1.25      ($0.16)        $1.03      ($0.05)


    Selected Balance Sheet Data

                                September 30, 2003        December 31, 2002
    Cash and cash equivalents              $32,705                 $118,839
    Total assets                          $332,069                 $386,067
    Total stockholders' equity            $234,381                 $221,592
    Book value per share                    $26.83                   $25.24
    Shares outstanding                   8,734,168                8,780,658


SOURCE  Avatar Holdings Inc.
    -0-                             11/12/2003
    /CONTACT: Juanita I. Kerrigan, Avatar Holdings Inc., +1-305-442-7000/ /Web site: http://www.avatarhomes.com/
    (AVTR)

CO:  Avatar Holdings Inc.
ST:  Florida
IN:  CST RLT
SU:  ERN